UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2005
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)      (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Warrant Purchase And Registration Rights Agreement 9/26/05
Warrant Purchase And Registration Rights Agreement 9/28/05
Form of B-1 Common Stock Purchase Warrant
Form of B-2 Common Stock Purchase Warrant

Item 1.01 Entry into a Material Definitive Agreement.
     The disclosures set forth below in Item 3.02 relative to Company’s entry into agreements with accredited investors for the sale and purchase of Series B-1 and B-2 common stock purchase warrants are incorporated herein by this reference.
Item 3.02 Unregistered Sales of Equity Securities.
     Beginning September 26, 2005, the Company sold to investors, qualifying as accredited investors as defined in Rule 501(a) of Regulation D, Series B-1 common stock purchase warrants and Series B-2 common stock purchase warrants for aggregate consideration totaling $30,000,000. An aggregate of 13,333,333 shares of the Company’s common stock are issuable on exercise of the Series B-1 warrants at an exercise price of $0.001 per share. An aggregate of 4,666,666 shares of the Company’s common stock are issuable on exercise of the Series B-2 warrants at an exercise price of $2.25 per share. The Series B-1 and Series B-2 warrants are exercisable for a term of four years. If applicable, a holder may not acquire shares of common stock on exercise to the extent that the number of shares of common stock beneficially owned would exceed 4.9% or 9.9% of the Company’s common stock then issued and outstanding. If applicable, the four year term is subject to an 18 month extension if this limitation applies on expiration of the term. The warrants and underlying shares of common stock carry registration rights. The Warrant Purchase and Registration Rights Agreements, and forms of Series B-1 Warrant and Series B-2 Warrant are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.
     On September 27, 2005, the Company issued into escrow 191,571 shares of common stock, having an aggregate value of $500,000, as payment of a portion of the purchase price of certain assets acquired by the Company from the seller which qualifies as an accredited investor as defined in Rule 501(a) of Regulation D. The shares carry registration rights.
     As of September 30, 2005, Class A Late Registration Warrants to purchase an aggregate of 339,360 shares of the Company’s common stock, at a price $0.50 per share exercisable until May 4, 2011, are issuable pursuant to the terms and conditions of the Company’s May, 2004 private placement offering to investors qualifying as accredited investors as defined in Rule 501(a) of Regulation D. The warrants and underlying shares of common stock carry registration rights. No additional Class A Late Registration Warrants are issuable hereafter relative to this private placement offering.
     Each issuance of the Company’s equity securities reported above occurred in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D, because each transaction did not involve any public offering. These securities were issued without general solicitation or advertising. There was no underwriter. The securities are “restricted securities” as defined in Rule 144(a)(3). Each securities certificate issued in each transaction bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company’s counsel that registration is not required under the Securities Act of 1933.

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     Since the Company filed its last current report on Form 8-K on September 22, 2005, the Company has not been required per Item 3.02(b) of Form 8-K to report unregistered sales of common stock which in the aggregate constitute less than one (1%) percent of the number of securities of the same class outstanding. Notwithstanding, the Company hereby reports that as of September 30, 2005, an aggregate of 81,273 shares of common stock, for aggregate consideration of 18,727 shares of the Company’s common stock which are accounted for by the Company as treasury shares, were issued upon the cashless exercise of Class A Warrants. No commission or other remuneration was paid or given for such exchange. The issuances of these shares are exempt from registration on the basis of Section 3(a)(9) of the Securities Act of 1933, as well as Section 4(2) of the Securities Act of 1933 as not involving any public offering.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibits are attached and incorporated herein by this reference:

Exhibit 4.1	Warrant Purchase and Registration Rights Agreement dated
September 26, 2005.

Exhibit 4.2	Warrant Purchase and Registration Rights Agreement dated
September 28, 2005.

Exhibit 4.3	Form of B-1 Warrant.

Exhibit 4.4	Form of B-2 Warrant.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ John E. Elliott II
John E. Elliott II
Its: Chairman of the Board and Chief Executive Officer

Dated: September 30, 2005

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Exhibit index

No.	Description
Exhibit 4.1	Warrant Purchase and Registration Rights Agreement dated
September 26, 2005.

Exhibit 4.2	Warrant Purchase and Registration Rights Agreement dated
September 28, 2005.

Exhibit 4.3	Form of B-1 Warrant.

Exhibit 4.4	Form of B-2 Warrant.

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